SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 15, 2006

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On May 15, 2006, the Company’s Board of Directors unanimously voted to remove Tammy Dunn from her position as the Company’s Chief Executive Officer and President. Ms. Dunn will remain an employee of the Company through the remainder of her contract, which expires on June 30, 2006.

Also, on May 15, 2006, the Company’s Board of Directors unanimously voted to appoint Robert McCoy, the Company’s Chairman of the Board of Directors, to serve as Interim Chief Executive Officer and Interim Chief Compliance Officer. Mr. McCoy agreed to serve while the Company seeks to fill the vacant positions.

The Company’s Board of Directors consists of Robert McCoy, James Bickel and Arthur Stone, of which James Bickel and Arthur Stone serve as independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

May 16, 2006	/s/ Robert McCoy
Date	Robert McCoy Interim Chief Executive Officer, Interim Chief Compliance Officer and Chairman of the Board of Directors